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                                                                    EXHIBIT 23.3

                                   CONSENT OF
                         INTERNATIONAL DATA CORPORATION

We consent to the incorporation by reference in this registration statement of WORLDWIDE INTERNET AND E-COMMERCE SERVICES MARKET AND TRENDS FORECAST, 1998-2002 and HOW REAL IS INTERNET COMMERCE?, two International Data Corporation reports, and to all references to us and to such reports appearing in the registration statement on Form S-1 (File No. 333-75205) of AppNet Systems, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.

                                         INTERNATIONAL DATA CORPORATION



                                         By: /s/ Michael Melenovsky
                                            ------------------------------------
                                            Name:  Michael Melenovsky
                                            Title:  Group Vice President

July 13, 1999